UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2012

Lions Gate Entertainment Corp.

(Exact name of registrant as specified in charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A

(Address of principal executive offices)1055 West Hastings Street, Suite 2200
Vancouver, British Columbia V6E 2E9and
2700 Colorado Avenue, Suite 200Santa Monica, California 90404

(Registrant’s telephone number, including area code) (877) 848-3866

__________________NO CHANGE__________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2012, Lions Gate Entertainment, Inc. (“LGEI”), a wholly-owned subsidiary of Lions Gate Entertainment Corp. (the “Company”), entered into a confidential agreement and general release (the “Agreement”) with Joseph Drake, the Company’s former President, Motion Picture Group. Under the Agreement, for full release of any and all claims under that certain employment agreement between Mr. Drake and Lions Gate Films, Inc. dated September 10, 2007 (the “Prior Agreement”), Mr. Drake will receive, subject to the terms and conditions set forth in the Agreement, the following: (i) an aggregate severance payment equal to $3,425,000, consisting of a severance amount due and certain bonuses for box office performance of The Hunger Games payable pursuant to the Prior Agreement; (ii) eligibility to receive additional bonus amounts if certain box office targets are met for future installments of The Hunger Games franchise; (iii) acceleration of all his currently outstanding and unvested restricted share units; and (iv) payment by the Company of continued health care coverage for 18 months. The foregoing description is qualified in its entirety by the provisions of the Agreement, which the Company intends to file with its Annual Report on Form 10-K for the fiscal year ending March 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2012
LIONS GATE ENTERTAINMENT CORP.
(Registrant)
By: /s/ Wayne Levin
Name: Wayne Levin
Title: General Counsel and EVP, Corporate Operations